 Exhibit 99.1

FOR IMMEDIATE RELEASE

Wrap Technologies Completes $13.68M Financing; Management and Existing Shareholders Purchase Over 25%

Files Application for Nasdaq Capital Market Listing

LAS VEGAS, Nevada, October 31, 2018 – Wrap Technologies, Inc. (the “Company”) (OTCQB: WRTC), an innovator of non-lethal modern policing solutions, announced today that it completed a $13.68 million private placement, with management and existing shareholders purchasing over 25% of the financing. The Company also announced that it has submitted its application to list its common stock on the Nasdaq Capital Market.

The Company increased the financing from $10 million to $13.68 million to accommodate demand from accredited individuals and institutional investors. The Company issued 4,561,074 units (each, a “Unit”) at a price of $3.00 per Unit in the financing. Each Unit consists of one share of common stock of the Company and one common stock purchase warrant entitling the holder to purchase an additional common share at a price of $5.00 for a period of 24 months. The proceeds from the offering are expected to be used for product development, manufacturing, sales and marketing and for general working capital.

“We are pleased with the strong demand for this financing and the support of our current management and investors, including the $1.0 million investment by our founder, CTO and national award-winning inventor, Elwood G. Norris. The current social climate demands an effective non-lethal policing tool like the BolaWrap and this financing will enable us to execute our plan to introduce the BolaWrap to law enforcement,” said Scot Cohen, Executive Chairman.

President David Norris added, “The national and international law enforcement community has responded very positively to demonstrations of our BolaWrap 100 early restraint solution. This financing allows the Company to build the infrastructure to support the anticipated growth and demand for the BolaWrap 100. In addition, we will move forward with the development of additional products and strengthen our presence in the U.S. and international markets.”

Katalyst Securities, LLC acted as the lead placement agent for the offering. Chardan Capital Markets LLC, acted as a co-agent for the offering.

The offer and sale of the Units were made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), solely to “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission for purposes of registering the resale by the investors not affiliated with the Company of the shares of common stock purchased by such investors and shares issuable on exercise of warrants issued to the investors and the placement agents in the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

Acceptance for listing of the Company’s common stock on the Nasdaq Capital Market is subject to approval, in part, based on the Company's ability to meet minimum listing requirements for the Nasdaq Capital Market. While the Company intends to satisfy all of the applicable listing criteria, no assurance can be given that its application will be approved. During the Nasdaq review process, the Company's common stock will continue to trade in the U.S. on the OTC Market under its current symbol WRTC.

About Wrap Technologies (OTCQB: WRTC)
Wrap Technologies is an innovator of modern policing solutions. The Company’s BolaWrap 100 product is a patented, hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to entangle an individual at a range of 10-25 feet. Developed by award winning inventor Elwood Norris, the small but powerful BolaWrap 100 assists law enforcement to safely and effectively control encounters, especially those in mental crisis. For information on the Company please visit www.wraptechnologies.com. Examples of recent media coverage are available as links under the ”Media” tab of the website.

Trademark Information: BolaWrap is a trademark of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s overall business, total addressable market and expectations regarding future sales and expenses. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors included in the Company’s most recent quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management.  Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

WRAP TECHNOLOGIES’ CONTACT :
Investor Relations
800-583-2652, Ext #515
IR@wraptechnologies.com